Calculation of Filing Fee Tables
S-4
FIFTH THIRD BANCORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	4.000% Senior Notes due 2029	Other	334,650,000	$ 1.00	$ 334,650,000.00	0.0001381	$ 46,215.17
Fees to be Paid	2	Debt	5.982% Fixed-To-Floating Rate Senior Notes due 2030	Other	938,141,000	$ 1.00	$ 938,141,000.00	0.0001381	$ 129,557.27
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,272,791,000.00		$ 175,772.44
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 175,772.44
Offering Note
[1]	Represents the aggregate principal amount of Fifth Third Bancorp's (the "Company") 4.000% Senior Notes due 2029 to be offered in the exchange offer to which the Company's registration statement on Form S-4 (the "Registration Statement") relates. The value of the securities to be cancelled upon the issuance of the Company's 4.000% Senior Notes due 2029 registered on the Registration Statement, calculated in accordance with Rule 457(f) under the Securities Act of 1933, as amended, is equal to the principal amount of such securities.

[2]	Represents the aggregate principal amount the Company's 5.982% Fixed-To-Floating Rate Senior Notes due 2030 to be offered in the exchange offer to which the Company's Registration Statement relates. The value of the securities to be cancelled upon the issuance of the Company's 5.982% Fixed-To-Floating Rate Senior Notes due 2030 registered on the Registration Statement, calculated in accordance with Rule 457(f) under the Securities Act of 1933, as amended, is equal to the principal amount of such securities.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date